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                                                                   Exhibit 3.241

January 14, 1988

                                     BY-LAWS

                                       OF

                          SPECTRUM EMERGENCY CARE, INC.

                     Incorporated under the laws of Missouri

                                 * * * * * * * *

     Section 1. Offices: In addition to its principal or registered office in this state, the corporation may have offices at such other places within or without this state as the Board of Directors shall from time to time determine.

     Section 2. Stockholders Meetings: Meetings of the stockholders may be held at such place or places within or without this state as may be determined by the Board of Directors, unless otherwise specifically required by law. The annual meeting of the stockholders for the election of directors shall be held at 11:00 o'clock A.M. on the third Thursday of February in each year, unless such day is a legal holiday, in which case such meeting shall be held on the business day next following. Subject to specific requirements of law, special meetings of the stockholders may be held upon call of the President, any Vice President, or the Board of Directors. Such call shall state the time, place and purpose of the meeting. Notice of the time and place of every meeting of stockholders shall be mailed by the Secretary or the officer performing his duties, at least ten days before the meeting, to each stockholder of record having voting power and entitled to such notice at his last known post office address; provided, however, that if a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. The holders of a majority of the shares of stock having voting power present in person or by proxy shall constitute a quorum. Each holder of stock shall be entitled at every meeting of the stockholders to one vote for each share of such stock registered in his name on the books of the corporation. At all meetings of stockholders, except as otherwise required by law, by the Certificate of Incorporation, or by other provisions of these by-laws, all matters shall be decided by the vote of the holders of a majority of all the stock present or represented at the meeting and entitled to vote thereat. If required by statute, at least ten days before each election of directors a complete list of the stockholders entitled to vote at the election shall be prepared and shall be open at a place within the city where the election is to be held and shall, during the usual hours of business, for said ten days, and during the election, be open to the examination of any stockholder.

     Section 3. Stockholders Consent Action: Any action required or permitted to be taken by the stockholders at a meeting thereof may be taken without a meeting if all the

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stockholders consent thereto in writing, and if such written consent action is filed with the minutes of proceedings of the stockholders. Requirements of law, of the Certificate of Incorporation, or of these by-laws with respect to notices of meetings, waivers of such notices, availability of stockholders lists, and similar requirements, shall be deemed to have been waived by the stockholders with respect to any such written consent action, as evidenced by execution of same by each such stockholder.

     Section 4. Board of Directors: The affairs of the corporation shall be managed by a board consisting of one or more directors, who shall be elected annually by the stockholders entitled to vote and shall hold office until their successors are elected and qualified. The authorized number of directors shall be set from time to time by resolution of the Board of Directors. Any director may be removed by a majority of the directors at any meeting of the Board of Directors, for malfeasance, misfeasance, nonfeasance or incapacity or inability to act. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors remaining in office, even though less than a quorum, subject to the applicable provisions of laws. Vacancies may also be filled at any time through election of directors at a special meeting of stockholders. Meetings of the Board of Directors shall be held at the times fixed by resolutions of the Board or upon call of the President or any two directors and may be held outside of this state. The Secretary or officer performing his duties shall give reasonable notice (which need not in any event exceed two days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolutions of the Board. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting. Notice by mail or telegraph to the usual business or residence address of the directors not less than the time above specified before the meeting shall be sufficient. A majority of the directors shall constitute a quorum.

     Section 5. Directors Consent Action: Any action required or permitted to be taken by the directors at a meeting thereof may be taken without a meeting if all directors consent thereto in writing, and if such written consent action is filed with the minutes of proceedings of the directors. Requirements of law, of the Certificate of Incorporation, of these by-laws with respect to notices of meetings and waivers thereof shall be deemed to have been complied with upon the execution of any such written consent action.

     Section 6. Stock: Certificates of stock shall be of such form and device as the Board of Directors may determine and shall be signed by the President or any Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. The stock shall be transferable or assignable only on the books of the corporation by the holders in person or by attorney on the surrender of the certificates therefor.

     Section 7. Officers: The Board of Directors shall appoint a President, one or more Vice Presidents, a Secretary and a Treasurer, and shall from time to time appoint such other officers as they may deem proper. The term of office of all officers shall be until their respective successors are chosen and qualified, but any officer may be removed from office at any time by the Board of directors without cause assigned. The officers shall have such duties as usually


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pertain to their offices except as modified by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors.

     Section 8. Fiscal Year: The fiscal year of the corporation shall end on the Friday nearest September 30.

     Section 9. Corporate Seal: The corporate seal of the corporation shall be in such form as the Board of Directors shall prescribe.

     Section 10. Amendments: Except as otherwise provided by law either the Board of Directors or the stockholders may alter or amend these by-laws at any meeting duly held as above provided.


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                                   BY-LAWS OF

                        PHYSICIANS PLACEMENT GROUP, INC.

                                    ARTICLE I

                                     Offices

     The principal office of the corporation in the State of Missouri shall be located in St. Louis County, Missouri. The corporation may have such other offices, either within or without the State of Missouri, as the business of the corporation may require from time to time.

     The registered office of the corporation required by The General and Business Corporation Law of Missouri to be maintained in the State of Missouri may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  Shareholders

     Section 1. Annual Meeting: The annual meeting of the shareholders shall be held at the hour of 7:30 PM on the third Thursday in December in each year, beginning with the year 1972 for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     Section 2. Special Meetings: Special meeting of the shareholders may be called by the President, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation.

     Section 3. Place of Meeting: The Board of Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors. The shareholders may designate any place, either within or without the State of Missouri, as the place for the holding of such meeting, and may include the same in a waiver of notice of any meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Missouri, except as otherwise provided in Section 5 of this article.

     Section 4. Notice of Meetings: Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the


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meeting is called, shall be delivered not less than ten nor more than fifty (50)
days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. In addition to the written or printed notice, a notice of the place, day and hour of the meeting shall be published in a daily or weekly newspaper published in the City or County where the registered office of the corporation is located, the first insertion to be not less than ten days prior to the date of the meeting, and if such notice be published in a weekly newspaper, such notice shall be published at least twice, and if such notice be published in a daily newspaper, such notice shall be published at least nine times.

     Section 5. Meeting of All Shareholders: If all of the shareholders shall meet at any time and place, either within or without the State of Missouri, and consent to the holding of a meeting, such meeting shall be valid, without call or notice, and at such meeting any corporate action may be taken.

     Section 6. Closing of Transfer Books or Fixing of Record Date: The Board of Directors of the corporation may close its stock transfer books for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any change or conversion or exchange of shares shall be effective; or, in lieu thereof, may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any change or reconversion or exchange of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any such change, conversion or exchange of shares; and the shareholders of record on such date of closing the transfer books, or on the record date so fixed, shall be the shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its stockholders entitled to vote as hereinabove provided, the date on which notice of the meeting is mailed or the date such dividend is declared or other right announced, as the case may be, shall be the record date for such determination of shareholders so entitled to vote.

     Section 7. Voting Lists: At least ten days before each meeting of shareholders, the officer or agent having charge of the transfer book for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of, and the number of shares held by, each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie


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evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     Section 8. Quorum: A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice, to a date not longer than ninety days from the date originally set for such meeting.

     Section 9. Proxies: At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 10. Voting of Shares: Subject to the provisions of Section 12, each outstanding share of capital stock having voting rights shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Section 11. Voting of Shares by Certain Holders: Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer there of into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 12. Cumulative Voting: In all elections for directors, every shareholder shall have the right to vote, in person or by proxy the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.


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     Section 13. Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                                    Directors

     Section 1. General Powers: The business and affairs of the corporation shall be managed by its Board of Directors.

     Section 2. Number, Election and Term: The number of directors of the corporation shall be 3, each of whom shall be elected at the first annual meeting of the shareholders, and annually thereafter, for a term of one year, and each of whom shall hold office until his successor has been elected and has qualified.

     Section 3. Regular Meetings: A regular meeting of the Board of Directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings with notice of such resolution to all directors.

     Section 4. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place in the United States, either within or without the State of Missouri, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. Notice: Notice of any special meeting shall be given at least five days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram provided, however, that if the designated meeting place is without the State of Missouri, an additional five days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. Quorum: A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than


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a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 7. Manner of Acting: The act of the majority of the directors present at a meeting of the directors at which a quorum is present shall be the act of the Board of Directors.

     Section 8. Vacancies: In case of the death or resignation or disqualification of one or more of the directors, a majority of the survivors or remaining directors may fill such vacancy or vacancies until the successor or successors are elected at the next annual meeting of the shareholders. A director elected to fill a vacancy shall serve as such until the next annual meeting of the shareholders.

     Section 9. Compensation: Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    Officers

     Section 1. Number: The officers of the corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary and such other officers as may be elected in accordance with the provisions of this article. The President shall be chosen from the Members of the Board of Directors. The remaining officers of the corporation need not be chosen from the Members of the Board, but they may be so chosen. The Board of Directors, by resolution, may create the offices of one or more assistant Treasurers and assistant Secretaries, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the property and affairs of the corporation as may be provided in the by-laws, or, in the absence of such provision, as may be determined by resolution of the Board of Directors.

     Section 2. Election and Term of Office: The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.


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     Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Vacancies: A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. President: The President shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or Treasurer or any other proper officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6. The Vice-Presidents: In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 7. The Treasurer: If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws; (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 8. The Secretary: The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is


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duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 9. Assistant Treasurers and Assistant Secretaries: The assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. Assistant Secretaries and Treasurers, as thereunto authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant Treasurers and assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

     Section 10. Salaries: The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                      Contracts, Loans, Checks and Deposits

     Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.


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                                   ARTICLE VI

                   Certificates for Shares and Their Transfer

     Section 1. Certificates for Shares: Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice-President and by the Secretary, Treasurer or an Assistant Secretary or Treasurer, and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 2. Transfers of Shares: Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                   ARTICLE VII

                                   Fiscal Year

     The fiscal year of the corporation shall begin on the first day of November in each year and end on the last day of October in each year.

                                  ARTICLE VIII

                                    Dividends

     The Board of Directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                   ARTICLE IX

                                      Seal

     The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Missouri."


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

                                    ARTICLE X

                                Waiver of Notice

     Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The General and Business Corporation Act of Missouri, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                INDEMNIFICATION OF OFFICERS AND DIRECTORS AGAINST
                       LIABILITIES AND EXPENSES IN ACTIONS

     Each director or officer, or former director or officer of this corporation, and his legal representatives, shall be indemnified by this corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any action, suit, proceeding or claim in which he is made a party by reason of his being, or having been, such director or officer; and any person who, at the request of this corporation, served as director or officer of another corporation in which such corporation owned corporate stock, and his legal representatives, shall in like manner be indemnified by the corporation so requesting him to serve; provided that in neither case shall the corporation indemnify such director or officer with respect to any matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been liable for negligence or misconduct in the performance of his duties as such director or officer. The indemnification herein provided for, however, shall apply also in respect of any amount paid in compromise of any such action, suit, proceeding or claim asserted against such director or officer (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the board of directors of the corporation shall have first approved such proposed compromise settlement and determined that the director or officer involved was not guilty of negligence or misconduct; but in taking such action any director involved shall not be qualified to vote thereon, and if for this reason a quorum of the board cannot be obtained to vote on such matter it shall be determined by a committee of three persons appointed by the shareholders at a duly called special meeting or at a regular meeting. In determining whether or not a director or officer was guilty of negligence or misconduct in relation to any such matters, the board of directors or committee appointed by shareholders, as the case shall be, may rely conclusively upon an opinion of independent legal counsel selected by such board or committee. Any compromise settlement authorized herein shall not be effective until submitted to and approved by a Court of competent jurisdiction. The right to indemnification herein provided shall not be exclusive of any other rights to which such director or officer may be lawfully entitled.

                                   ARTICLE XII

                                   Amendments


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     These by-laws may be altered, amended or repealed and new by-laws may be adopted at any annual meeting of the shareholders or at any special meeting of the shareholders called for that purpose. The Board of Directors may adopt emergency by-laws as provided by law.

     Adopted on November 10, 1971


Attest:                                 ----------------------------------------
                                        Chairman


-------------------------------------
Secretary


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

                             SUBSCRIPTION AGREEMENT

     This agreement is made on the day last below written by and among the following parties:

                                David L. Joyce
                                Thomas P. Cooper
                                Douglas D. Joyce

     WITNESSETH:

     WHEREAS, the parties hereto desire to organize a Corporation upon the terms herein set forth,

     IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

     1. The parties shall causes Corporation to be known as PHYSICIANS PLACEMENT GROUP, INC. to be organized under the General and Business Corporation Law of the State of Missouri.

     2. As soon as practicable following the execution of this agreement, the Articles of Incorporation in the form attached hereto, marked Exhibit A and by this reference made a part hereof, shall be filed with the Secretary of State of Missouri.

     3. If the Corporation at the first meeting of the Board of Directors of the Corporation shall adopt the "Plan to Offer IRC 1244 Stock," which plan is attached hereto, marked Exhibit B, and by reference made a part hereof and if pursuant to said plan the Corporation offers the stock subscribed in said plan, then each of the proposed stockholders named in said plan agrees, by execution of this agreement, to purchase upon the call of the Board of Directors following the adoption of said Plan, the number of shares of common stock offered to such proposed stockholder by said plan for the consideration stated and described therein.

     4. This Subscription Agreement is hereby expressly conditioned upon the adoption by the Corporation of the Plan described in paragraph 3 hereof, and if the Corporation fails to adopt said plan then this agreement shall be of no effect.

                                                                       EXHIBIT B

                          PLAN TO OFFER IRC 1244 STOCK

     When adopted by resolution of the Board of Directors of PHYSICIANS PLACEMENT GROUP, INC., a Missouri Corporation, the following shall constitute the Plan of said Corporation for the offering of certain shares of common stock of the Corporation to qualify as "Section 1244 stock" under Section 1244 of the Internal Revenue Code of 1954, as amended:

     1. The Corporation, upon the adoption of this Plan by its Board of Directors, offers to sell to the following persons the shares of common stock of the Corporation for the consideration shown:

     David L. Joyce, 334 shares, Common Stock   $334.00 in cash
     Thomas P. Cooper, 334 shares, Common Stock $334.00 in cash
     Douglas D. Joyce, 334 shares, Common Stock $334.00 in cash

     2. This offer shall expire no later than two (2) years from the date of the adoption of this Plan by the Corporation.

     3. In no event shall the total consideration which the Corporation receives for all the stock offered by this Plan exceed Five Hundred Thousand ($500,000) Dollars. Property received as consideration for stock shall be valued for purposes of this paragraph at its adjusted basis for federal tax purposes.

     4. The stock offered under this Plan is offered only for consideration consisting of money or property not including stocks or securities. In no event shall the stock offered under this Plan be issued for services or for stock or securities.

     5. If any other stock is being offered by the Corporation at the time of the adoption of this Plan, then all such prior offerings are, by the adoption of this Plan, specifically terminated and withdrawn. Further, by the adoption of this Plan, the Corporation determines that no other offerings of stock of the Corporation shall be made by the Corporation until the offering provided for in this Plan has expired or has been terminated. It is the intent of this paragraph that when the stock offered is issued pursuant to this Plan, it will be the only stock of the Corporation then being offered by the Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement on the 29th day of October, 1971.


                                        /s/ David L. Joyce
                                        ----------------------------------------


                                        /s/ Thomas P. Cooper M.D.
                                        ----------------------------------------


                                        /s/ Douglas D. Joyce
                                        ----------------------------------------

     6. The stock offered under this Plan is intended to qualify for ordinary loss treatment as provided in Section 1244 of the Internal Revenue Code of 1954, as amended, and all provisions, conditions and limitations of this Plan shall be construed so as to cause this stock to so qualify.

                                     BYLAWS

                                       OF

                          SPECTRUM EMERGENCY CARE, INC.

                                    ARTICLE I

                                     OFFICES

     1.01. The registered agent and office of SPECTRUM EMERGENCY CARE, INC. (the "Corporation") shall be such registered agent and office as shall from time to time be established pursuant to the articles of incorporation, as amended from time to time, of the Corporation (the "Charter") or by resolution of the Board of Directors of the Corporation (the "Board").

     1.02. The Corporation may also have offices at such other places both within and without the State of Missouri as the Board may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     2.01. Meetings of Shareholders of the Corporation (the "Shareholders") for any purpose may be held at such place, within or without the State of Missouri, as shall be fixed from time to time by the Board, or, if the Board has not so specified, then at such place as may be fixed by the person or persons calling the meeting.

     2.02. An annual meeting of the Shareholders shall be held at such date and time as shall be fixed from time to time by the Board, at which they shall elect a Board, and transact such other business as may properly be brought before the meeting.

     2.03. At least ten days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at said meeting arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any Shareholder who may be present.

     2.04. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, the Charter, or these bylaws, may be called by the President, a majority of the Board, or the holders of not less than ten percent of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

     2.05. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each Shareholder of record entitled to vote at the meeting.

     2.06. The holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, the Charter, or these bylaws. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall nevertheless have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At an adjourned session at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.07. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of the Corporation having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of any applicable statute, the Charter, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     2.08. Each outstanding share of the Corporation, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, unless otherwise provided by statute or the Charter. At any meeting of the Shareholders, every Shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such Shareholder or by his or her duly authorized attorney-in-fact, such writing bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting need not be by written ballot unless required by the Charter or by vote of the Shareholders present at the meeting.

     2.09. The Board may fix in advance a record date for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such record date to be not less than ten nor more than sixty days prior to such meeting, or the Board may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board, the date upon which the notice of the meeting is mailed shall be the record date.

     2.10. Any action required by statute to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of Shareholders.

     2.11. Subject to the provisions required or permitted by statute or the Charter for notice of meetings, Shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    DIRECTORS

     3.01. The business and affairs of the Corporation shall be managed by the Board who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these bylaws directed or required to be exercised or done by the Shareholders.

     3.02. The initial Board shall be as stated in the Charter. Thereafter, the number of directors which shall constitute the full Board shall be as determined from time to time by resolution of the Board or by the Shareholders at the annual meeting or a special meeting called for that purpose, but no decrease shall have the effect of shortening the term of an incumbent director. Directors need not be Shareholders or residents of the State of Missouri. The directors shall be elected at the annual meeting of the Shareholders, except as hereinafter provided, and each director elected shall hold office until his or her successor shall be elected and shall qualify.

     3.03. At any meeting of Shareholders called expressly for such purpose, any director or the entire Board may be removed, with or without cause, by vote of the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors. If any vacancies occur in the Board caused by death, resignation, retirement, disqualification, or removal from office of any director or otherwise, a majority of the directors then in office, though less than a quorum, may choose a successor or successors or a successor or successors may be chosen at a special meeting of Shareholders called for that purpose; and each successor director so chosen shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or special meeting of Shareholders called for that purpose or may be filled by the Board for a term of office continuing only until the next election of one or more directors by the Shareholders.

     3.04. Whenever the holders of any class or series of shares of the Corporation are entitled to elect one or more directors by the provisions of the Charter, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Charter.

     3.05. At each election for directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such Shareholder for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by his shares shall equal, or by distributing such votes on the same principle.

                         Executive and Other Committees

     3.06. The Board, by resolution adopted by a majority of the Board, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members and, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board, including the authority to declare dividends and to authorize the issuance of shares of the Corporation, to the extent permitted by law. Committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                              Meetings of Directors

     3.07. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Missouri.

     3.08. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of Shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

     3.09. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

     3.10. Special meetings of the Board may be called by the President on two days' notice to each director, either personally or by mail, telecopy, or overnight courier; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors. Except as may be otherwise expressly provided by statute, the Charter, or these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting needs to be specified in a notice or waiver of notice.

     3.11. At all meetings of the Board the presence of a majority of the full Board shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the

Board, except as may be otherwise specifically provided by statute or by the Charter or by these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.12. Any action required or permitted to be taken at a meeting of the Board or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

     3.13. Subject to the provisions required or permitted by statute or the Charter for notice of meetings, members of the Board, or members of any committee designated by the Board, may participate in and hold a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                            Compensation of Directors

     3.14. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                     NOTICES

     4.01. Whenever under the provisions of any applicable statute, the Charter or these bylaws, notice is required to be given to any director or Shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given by mail, postage prepaid, addressed to such director or Shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mails as aforesaid.

     4.02. Whenever any notice is required to be given to any Shareholder or director of the Corporation under the provisions of any applicable statute, the Charter or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE V

                                    OFFICERS

     5.01. The officers of the Corporation shall be elected by the directors and shall include a Chairman of the Board, a President, a Treasurer and a Secretary. The Board may also, at its discretion, elect a Vice Chairman of the Board, one or more Executive Vice Presidents or Vice Presidents and a Treasurer. Such other officers, including assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board. Any two or more offices may be held by the same person.

     5.02. The Board at its first meeting after each annual meeting of Shareholders shall choose a Chairman of the Board and, at its discretion, a Vice Chairman of the Board, from its members; and a President, a Treasurer, a Secretary, and such other officers, including assistant officers, and agents as may be deemed necessary, none of whom need be a member of the Board.

     5.03. The Board may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     5.04. The salaries of all officers and agents of the Corporation shall be fixed by the Board. Unless so fixed by the Board each officer of the Corporation shall serve without remuneration.

     5.05. Each officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office. Any officer or agent elected or appointed by the Board may be removed at any time by the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

                              Chairman of the Board

     5.06. The Chairman of the Board shall preside at all meetings of the shareholders and the Board. He shall be ex-officio a member of all standing committees. The Chairman shall have such other and further responsibility as may from time-to-time be assigned by the Board.

                             Chief Executive Officer

     5.07. The Board may by resolution designate one of the executive officers enumerated in Section 5.01 to serve as Chief Executive Officer.

                           Vice-Chairman of the Board

     5.08. The Vice-Chairman of the Board shall have duties assigned by the Board and shall preside in the absence of the Chairman, at all meetings of the Shareholders and the Board. He shall be ex-officio a member of all standing committees.

                                  The President

     5.09. The President shall be the chief operating and executive officer of the Corporation, shall have the general powers and duties of oversight, supervision and management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall be an ex-officio member of all standing committees of the Board.

                     The Secretary and Assistant Secretaries

     5.10. The Secretary shall attend all sessions of the Board and all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall be.

     5.11. Each Assistant Secretary shall have such powers and perform such duties as the Board may from time to time prescribe or as the President may from time to time delegate.

                                  The Treasurer

     5.12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

     5.13. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board may prescribe or as the President may from time to time delegate.

     5.14. If required by the Board, the Treasurer shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

     5.15. Each Assistant Treasurer shall have such powers and perform such duties as the Board may from time to time prescribe or as the President may from time to time delegate.

                                  Other Offices

     5.16. Any Executive Vice President, Vice President, or other officer elected by the Board shall have such powers and perform such duties as the Board may from time to time prescribe or as the President may from time to time delegate.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

     6.01. Certificates in such form as may be determined by the Board shall be delivered representing all shares to which Shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the name of the Corporation, the name to whom the certificate is issued, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of such shares or a statement that such shares are without par value, and that the Corporation is organized under the laws of Missouri. Each certificate shall be signed by either the President or any Vice President then in office and by either the Secretary, an Assistant Secretary, or any Treasurer then in office, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, other than the Corporation or an employee of the Corporation, the signature of any such officer of the Corporation may be a facsimile. Whenever the Corporation shall be authorized to issue more than one class of stock, there shall be (1) set forth conspicuously upon the face or back of each certificate a full statement of (a) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and (b) if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences of the shares of each series so far as the same have been fixed and determined and the authority of the Board to fix and determine the relative rights and preferences of subsequent series; or (2) stated conspicuously on the face or back of the certificate that (a) such a statement is set forth in the Charter on file in the office of the Secretary of State of Missouri and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge upon request to the Corporation at its principal place of business or registered office. Whenever the Corporation by the Charter has limited or denied the preemptive rights of Shareholders to acquire unissued or treasury shares of the Corporation, each certificate (1) shall conspicuously set forth upon the face or back of such certificate a full statement of the limitation or denial of preemptive rights contained in the Charter, or (2) shall conspicuously state on the face or back of the certificate that (a) such statement is set forth in the Charter on file in the office of the Secretary of State of Missouri and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge upon request to the Corporation at its principal place of business or registered office. If any restriction on the transfer or the registration of the transfer of shares shall be imposed or agreed to by the Corporation, as permitted by law, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted to be and has been filed under the Missouri Corporation Act, that such document is on file in the office of the Secretary of State of Missouri and contains a full statement of such restriction.

                                Lost Certificates

     6.02. The Board may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                               Transfer of Shares

     6.03. Upon presentation to the Corporation or the transfer agent of the Corporation with a request to register the transfer of a certificate representing shares duly endorsed and otherwise meeting the requirements for transfer specified by Missouri law, it shall be the duty of the Corporation or the transfer agent of the Corporation to register the transfer as requested.

                             Registered Shareholders

     6.04. Prior to due presentment for transfer, the Corporation may treat the registered owner of any share or shares of stock as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all rights and powers of an owner.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    Dividends

     7.01. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Charter, if any, may be declared by the Board at any regular or special meeting of the Board or by any committee of the Board so authorized. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of any applicable statute or the Charter. The Board may fix in advance a record date for the purpose of determining Shareholders entitled to receive payment of any dividend, such record date to be not more than fifty days prior to the payment date of such dividend, or the Board may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the Board, the date upon which the Board adopts the resolution declaring such dividend shall be the record date.

                                    Reserves

     7.02. There may be created by resolution of the Board out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     Checks

     7.03. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

                       Execution of Contracts, Deeds, Etc.

     7.04. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

                                   Fiscal Year

     7.05. The fiscal year of the Corporation shall be fixed by resolution of the Board.

                              Voting of Securities

     7.06. Unless otherwise directed by the Board, the President shall have full power and authority on behalf of the Corporation to attend, vote and act, and to execute and deliver in the name and on behalf of the Corporation a proxy authorizing an agent or attorney-in-fact for the Corporation to attend, vote and act, at any meeting of security holders of any corporation in which the Corporation may hold securities and to execute and deliver in the name and on behalf of the Corporation any written consent of security holders in lieu of any such meeting, and at any such meeting he, or the agent or the attorney-in-fact duly authorized by him, shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation as the owner thereof might have possessed or exercised if present. The Board may by resolution from time to time confer like power upon any other person or persons.

                                 Indemnification

     7.07 (a) Subject to any limitation which may be contained in the Charter, the Corporation shall to the full extent permitted by law, indemnify any person who was, is, or is


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threatened to be made a named defendant or respondent to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, arbitral, administrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, because such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit, or proceeding. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an individual did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) Subject to any limitation which may be contained in the Charter, the Corporation shall, to the full extent permitted by law, pay or reimburse on a current basis the expenses incurred by any person described in subsection (a) of this Section 7.07 in connection with any such action, suit, or proceeding in advance of the final disposition thereof, if the Corporation has received (i) a written affirmation by the recipient of his good faith belief that he has met the standard of conduct necessary for indemnification and (ii) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not satisfied such standard of conduct or if indemnification is prohibited by law.

     (c) If required by law at the time such payment is made, any payment of indemnification or advance of expenses to a director shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next Shareholder's meeting or with or before the next submission to Shareholders of a consent to action without a meeting, within the 12-month period immediately following the date of the indemnification or advance.

     (d) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article, subject to any restrictions imposed by law. The Corporation may create a trust fund, establish any form of self-insurance, grant a security interest or other lien on the assets of the Corporation, or use other means (including, without limitation, a letter of credit, guarantee or surety arrangement) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     (e) The rights provided under this Section 7.07 shall not be deemed exclusive of any other rights permitted by law to which such person may be entitled under any provision of the


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Charter, a resolution of Shareholders or directors of the Corporation, an agreement or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The rights provided in this Section 7.07 shall be deemed to be provided by a contract between the Corporation and the individuals who serve in the capacities described in subsection (a) hereof at any time while these bylaws are in effect, and no repeal or modification of this Section 7.07 by the Shareholders shall adversely affect any right of any person otherwise entitled to indemnification by virtue of this Section 7.07 at the time of such repeal or modification.

                                  ARTICLE VIII

                                   AMENDMENTS

     8.01. The Board may amend or repeal these bylaws or adopt new bylaws, unless:

          (1) the Charter or statute reserves the power exclusively to the Shareholders in whole or part; or

          (2) the Shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board may not amend or repeal such bylaw.

     8.02. Unless the Charter or a bylaw adopted by the Shareholders provides otherwise as to all or some portion of the Corporation's bylaws, the Shareholders may amend, repeal, or adopt bylaws of the Corporation even though such bylaws may also be amended, repealed or adopted by the Board.


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